     As filed with the Securities and Exchange Commission on May 1,1998

                                                  REGISTRATION NO. 333 -

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

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                                PLC SYSTEMS INC.
             (Exact name of Registrant as specified in its charter)

    BRITISH COLUMBIA, CANADA                                    04-3153858
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                  10 FORGE PARK, FRANKLIN, MASSACHUSETTS 02038
                    (Address of Principal Executive Offices)

                     PLC SYSTEMS INC. 1995 STOCK OPTION PLAN
                PLC SYSTEMS INC. 1997 EXECUTIVE STOCK OPTION PLAN
                            (Full title of the plans)

                            NEIL H. ARONSON, ESQUIRE
               MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
                ONE FINANCIAL CENTER, BOSTON, MASSACHUSETTS 02111
                                 (617) 542-6000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

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                         CALCULATION OF REGISTRATION FEE
=============================== ------------------------- --------------------- ------------------------- -----------------------
                                                                Proposed                 Proposed
                                                                maximum                  maximum
           Title of                   Amount to be           offering price             aggregate               Amount of
 securities to be registered         registered(1)            per share(2)          offering price(2)        registration fee
=============================== ========================= ===================== ========================= =======================
  Common Stock, no par value             1,350,000              $12.00                   $16,200,000             $4,779.00

=============================== ========================= ===================== ========================= =======================

(1) The number of shares of common stock, no par value per share ("Common Stock"), stated above consists of the aggregate number of additional shares not previously registered which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the PLC Systems Inc. 1995 Stock Option Plan (the "1995 Option Plan") and the PLC Systems Inc. 1997 Executive Stock Option Plan (the "1997 Executive Option Plan"). The 1995 Option Plan and the 1997 Executive Option Plan are collectively referred to as the "Plans". The maximum number of shares which may be sold upon the exercise of such options granted under the Plans are subject to adjustment in accordance with certain anti-dilution and other provisions of said Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the American Stock Exchange (the "AMEX") as of a date (April 29, 1997) within 5 business days prior to filing this Registration Statement.

================================================================================

                                EXPLANATORY NOTE


         This Registration Statement relates, in part, to the registration of 700,000 additional shares of Common Stock authorized for issuance under the 1995 Option Plan and the registration of 650,000 shares of Common Stock authorized for issuance under the 1997 Executive Option Plan. In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the 1995 Option Plan and the 1997 Executive Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

                  (b) The description of the Company's capital stock contained in the Company's registration statement on Form 8-A under the 1934 Act (File No. 1-11388), including amendments or reports filed for the purpose of updating such description.

         All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts. A member of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. owns an aggregate of 3,162 shares of Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers.

         The British Columbia Company Act (the "Company Act"), Section 152, enables a corporation, with the approval of the Court, to indemnify a director or a former director of the Company, or a director or a former director of a corporation of which it is or was a shareholder, and his heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or to satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action, or proceeding to which he is made a party by reason of being or having been a director, including an action brought by the Company or corporation if:

         a. he acted honestly and in good faith with a view to the best interest of the corporation of which he is or was a director; and

         b. in the case of a criminal or administrative action or proceeding, he had reasonable grounds for believing that his conduct was lawful.

         The Company Act also provides that a company may purchase and maintain insurance for a director or former director of the Company, or a director or former director of a corporation of which it is or was a shareholder, and his heirs and personal representatives, against liability incurred by him as a director or officer.

         The Articles of the Company provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding whether or not brought by the Company or by a corporation or other legal entity or enterprise whether civil, criminal or administrative, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in accordance with Section 152 of the Company Act.

         The Articles of the Company also provide that the Company shall indemnify any person other than a director with respect to any loss, damage, costs or expenses whatsoever incurred by him while acting as an officer, employee or agent for the Company unless such loss, damage, cost or expense shall arise out of failure to comply with instructions, willful act, or default or fraud by such person in any of which events the Company shall only indemnify such persons if the directors in their absolute discretion so decide, or the Company by ordinary resolutions shall so direct.

         The indemnification provided by the Company's Articles shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall benefit such person's heirs, executors and administrators.

         The Articles of the Company authorize the directors from time to time to cause the Company to give indemnities to any director, officer, employee, agent or other person who has undertaken or is about to undertake any liability on behalf of the Company or any corporation controlled by it.

         The Articles of the Company further provide that, subject to the Company Act no director, officer or employee for the time being of the Company shall be liable for the acts, receipts, neglects or defaults of any other director, officer, or employee or for joining in any receipt or act for conformity, or for any loss, damages or expense happening to the Company through insufficiency or deficiency of title to any property acquired by order of the board for the Company, or for the insufficiency or deficiency of any security in or upon which any monies of or belonging to the Company shall be invested or for any loss or damages arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation with whom or which any monies, securities or effects shall be lodged or deposited or for any loss occasioned by any error of judgment or oversight on his part, or for any loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his own willful act of default, negligence, breach of trust or breach of duty.

         The Articles of the Company provide that the directors of the Company may rely upon the accuracy of any statement of fact represented by an officer of the Company to be correct, or upon statements in a written report of the auditor of the Company, and shall not be reasonable or held liable for any loss or damage resulting in the paying of any dividends or otherwise acting in good faith upon any such statement.

         The Articles of the Company permit the directors to cause the Company to purchase and maintain insurance for the benefit of any person who was or is a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability incurred by him as a director, officer, employee or agent.

COMMISSION POLICY

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


         The corporation shall indemnify and hold harmless persons who serve at its express written request as directors or officers of another organization in which the corporation owns shares or of which it is a creditor.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

(4.1)    The Certificate of Incorporation of the Registrant (previously filed as
         Exhibit 3a to the Registrant's Registration Statement on Form S-1, File No. 33-48340, and incorporated herein by reference)

(4.2) Articles (Bylaws) of the Registrant (previously filed as Exhibit 3b to the Registrant's Registration Statement on Form S-1, File No. 33-48340, and incorporated herein by reference)

(4.3) Form of Common Stock Certificate (previously filed as Exhibit No. 4c to the Registrant's Registration Statement on Form S-1, File No. 33-48340, and incorporated herein by reference)

(5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with respect to the legality of the original issuance of securities being registered

(24.1)   Consent of Ernst & Young LLP

(24.2) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5)

(25) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement)

(99.1) PLC Systems Inc. 1995 Stock Option Plan (previously filed as Exhibit No. 4(d) to the Registrant's Registration Statement on Form S-8, File No. 33-95168, and incorporated herein by reference)

(99.2) PLC Systems Inc. 1997 Executive Stock Option Plan (previously filed as Exhibit No. 10(b) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997, File No.
         1-11388, and incorporated herein by reference)

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to

         Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, Commonwealth of Massachusetts, on April 30, 1998.

                                       PLC SYSTEMS INC.



                                       By  /s/ William C. Dow
                                          -------------------------------------
                                          William C. Dow
                                          President and Chief Executive Officer

         Each person whose signature appears below constitutes and appoints William C. Dow and Patricia L. Murphy, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of PLC Systems, Inc. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                             Title                                   Date
              ---------                             -----                                   ----

/s/ William C. Dow                          President, Chief Executive                  April 30, 1998
------------------------------------        Officer and Director
William C. Dow                              (principal executive officer)

/s/ Patricia L. Murphy                      Chief Financial Officer and                 April 30, 1998
------------------------------------        Treasurer
Patricia L. Murphy                          (principal financial officer and
                                            Principal Accounting Officer)

/s/ Robert I. Rudko, Ph.D.                  Chairman of the Board of                    April 30, 1998
------------------------------------
Robert I. Rudko, Ph.D.                      Directors


/s/ Harold P. Capozzi                       Director                                    April 30, 1998
------------------------------------
Harold P. Capozzi


/s/ H. B. Brent Norton , M.D.               Director                                    April 30, 1998
------------------------------------
H.B. Brent Norton, M.D.


/s/ Edward H. Pendergast                    Director                                    April 30, 1998
------------------------------------
Edward H. Pendergast


/s/ Kenneth J. Pulkonik                     Director                                    April 30, 1998
------------------------------------
Kenneth J. Pulkonik


/s/ Roberts A. Smith, Ph.D.                 Director                                    April 30, 1998
------------------------------------
Roberts A. Smith, Ph.D.

                                PLC SYSTEMS, INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT


Exhibit
Number      Description
------      -----------
4.1         The Certificate of Incorporation of the Registrant (previously filed as Exhibit 3a to the Registrant's Registration Statement on Form
            S-1, File No. 33-48340, and incorporated herein by reference)

4.2 Articles (Bylaws) of the Registrant (previously filed as Exhibit 3b to the Registrant's Registration Statement on Form S-1, File No. 33-48340, and incorporated herein by reference)

4.3 Form of Common Stock Certificate (previously filed as Exhibit No. 4c to the Registrant's Registration Statement on Form S-1, File No. 33-48340, and incorporated herein by reference)

5 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered

24.1        Consent of Ernst & Young LLP

24.2 Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.(included in opinion of counsel filed as Exhibit 5)

25 Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

99.1 PLC Systems Inc. 1995 Stock Option Plan (previously filed as Exhibit No. 4(d) to the Registrant's Registration Statement on Form S-8, File No. 33-95168, and incorporated herein by reference)

99.2 PLC Systems Inc. 1997 Executive Stock Option Plan (previously filed as Exhibit No. 10(b) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997, File No. 1-11388, and incorporated herein by reference)